NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A



SERIES                                           Date Added to Agreement


Balanced Portfolio                                       May 1, 1995

Growth Portfolio                                         May 1, 1995

Liquid Asset Portfolio                                   May 1, 1995

Limited Maturity Bond Portfolio                          May 1, 1995

Partners Portfolio                                       May 1, 1995

Government Income Portfolio                              May 1, 1995

International Portfolio                                  May 1, 1997

Guardian Portfolio                                       October 15, 1997

Mid-Cap Growth Portfolio                                 October 15, 1997



Dated:     October 15, 1997














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                  NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE B



Compensation pursuant to Paragraph 3 of the Neuberger & Berman Advisers Management Trust Administration Agreement shall be the following percentage per annum of the average daily net assets of each Portfolio.


Balanced Portfolio                             0.30%

Growth Portfolio                               0.30%

Liquid Asset Portfolio                         0.40%

Limited Maturity Bond Portfolio                0.40%

Partners Portfolio                             0.30%

Government Income Portfolio                    0.40%

International Portfolio                        0.30%

Guardian Portfolio                             0.30%

Mid-Cap Growth Portfolio                       0.30%


DATED:            October 15, 1997